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                             CONTRIBUTION AGREEMENT

                                      FOR

                           BUCKLEY OPERATING BUSINESS

                                 BY AND BETWEEN

                      BUCKLEY & COMPANY REAL ESTATE, INC.

                                      AND

                               WEEKS REALTY, L.P.

                          DATED AS OF NOVEMBER 1, 1996

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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                       PAGE
                                                                                       ----
ARTICLE I  CONTRIBUTION...............................................................   1

  Section 1.01.  Contribution of Assets...............................................   1
  Section 1.02.  Excluded Assets......................................................   2
  Section 1.03.  Assumed Obligations..................................................   2
  Section 1.04.  Excluded Liabilities.................................................   2

ARTICLE II  CONSIDERATION.............................................................   3

  Section 2.01.  Form and Amount of Consideration.....................................   3
  Section 2.02.  Recalculation of Consideration.......................................   3
  Section 2.03.  Minimum Consideration................................................   3
  Section 2.04.  The Closing..........................................................   4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUCKLEY.................................   4

  Section 3.01.  Organization; Authority..............................................   4
  Section 3.02.  Due Authorization; Binding Agreement.................................   4
  Section 3.03.  Governmental Consents................................................   4
  Section 3.04.  Other Consents.......................................................   5
  Section 3.05.  No Violation.........................................................   5
  Section 3.06.  Compliance with Laws.................................................   5
  Section 3.07.  Absence of Undisclosed Liabilities and Contractual Obligations.......   5
  Section 3.08.  Contracts in Force...................................................   5
  Section 3.09.  Litigation...........................................................   6
  Section 3.10.  Financial Status.....................................................   6
  Section 3.11.  Taxes................................................................   6
  Section 3.12.  Employee Benefits; Labor.............................................   6
  Section 3.13.  Title to Assets......................................................   7
  Section 3.14.  Investment...........................................................   7
  Section 3.15.  Access to Data.......................................................   7
  Section 3.16.  No Public Market.....................................................   7
  Section 3.17.  Experience; Risk.....................................................   7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WEEKS....................................   8

  Section 4.01.  Organization; Authority..............................................   8
  Section 4.02.  Due Authorization; Binding Agreement.................................   8
  Section 4.03.  No Violation.........................................................   8

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                                                                                                 ----
  Section 4.04.  Litigation.....................................................................  8
  Section 4.05.  Governmental Consents..........................................................  8
  Section 4.06.  Other Consents.................................................................  8
  Section 4.07.  Compliance with Laws...........................................................  9
  Section 4.08.  Absence of Undisclosed Liabilities and Contractual Obligations.................  9
  Section 4.09.  Financial Status...............................................................  9
  Section 4.10.  Taxes..........................................................................  9

ARTICLE V  COVENANTS AND AGREEMENTS.............................................................  9

  Section 5.01.  Further Assurances.............................................................  9
  Section 5.02.  Employee Matters...............................................................  9

ARTICLE VI  COVENANTS AND AGREEMENTS............................................................  10

  Section 6.01.  Survival; Reliance.............................................................  10
  Section 6.02.  Indemnification................................................................  10

ARTICLE VII  MISCELLANEOUS......................................................................  10

  Section 7.01.  Proration of Income and Expenses...............................................  10
  Section 7.02.  Fees and Expenses; Transfer Taxes..............................................  10
  Section 7.03.  Notices........................................................................  11
  Section 7.04.  Entire Agreement...............................................................  11
  Section 7.05.  Waivers and Amendments.........................................................  11
  Section 7.06.  Governing Law..................................................................  11
  Section 7.07.  Binding Effect; Benefit........................................................  11
  Section 7.08.  No Assignment..................................................................  12
  Section 7.09.  Counterparts...................................................................  12
  Section 7.10.  Headings.......................................................................  12

                             CONTRIBUTION AGREEMENT


     CONTRIBUTION AGREEMENT (the "Agreement") dated as of November 1, 1996 (the "Contribution Date"), by and between Buckley & Company Real Estate, Inc., a Tennessee corporation ("Buckley"), and Weeks Realty, L.P., a Georgia limited partnership ("Weeks").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  CONTRIBUTION

     Section 1.01.  Contribution of Assets.  Buckley hereby contributes to the
                    ----------------------
capital of Weeks, effective as of the Contribution Date, and Weeks hereby accepts from Buckley, effective as of the Contribution Date (the "Contribution"), the right, title and interest in and to the real estate brokerage and operating business of Buckley and the assets relating thereto (the "Operating Business"); it being the intention of Buckley to contribute and it being the intention of Weeks to accept and receive the Operating Business and the assets relating thereto, and the assets, properties, rights, contracts, claims, operations and management of the Operating Business of every kind and description related to or necessary for the ownership or operation of the Operating Business, wherever located, whether tangible or intangible, real, personal, or mixed, whether or not appearing on the books of Buckley, that are owned or leased by Buckley on the date hereof, free and clear of all liens, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Operating Business shall include the following:

          (a) All office supplies, equipment, business machines, furniture, fixtures, information systems, computers, and other tangible property;

          (b) All revenue generating contracts, agreements and other arrangements related to property management, asset management, development and rehabilitation, brokerage activities (including sales, leasing and financing), and other services related or ancillary thereto;

          (c) All third-party accounts receivable relating to the Operating Business which are carried on the books of Buckley;

          (d) All intangible property, including any permits and licenses; and

          (e) All business books and records, including, without limitation, all financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence, and files, which are directly related to the assets being transferred pursuant to this Agreement (except that Buckley shall have reasonable access to such information and records to the extent necessary).

     Section 1.02.  Excluded Assets.  Notwithstanding anything to the contrary
                    ---------------
contained in Section 1.01 hereof, the parties to this Agreement expressly understand and agree that Buckley is not, pursuant to this Agreement, conveying or contributing to Weeks the following assets, rights and properties (collectively, the "Excluded Assets"):

          (a) Corporate seals, minute books, stock ledgers or other books and records pertaining to the organization, issuance of stock, operation and capitalization of Buckley (except that Weeks shall have reasonable access to such information and records relating to the Operating Business);

          (b) Trademarks, trade names, corporate names and logos owned by Buckley and any of its subsidiaries unrelated to the Operating Business;

          (c) Sales tax reports, tax returns, and certificates related to the Operating Business (except that Weeks shall have reasonable access to such information and records relating to the Operating Business);

          (d) Personal property identified on Schedule 1.02(d), attached hereto;
                                              ----------------

          (e) All other business books and records, including, without limitation, all financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence, and files which are not otherwise contained in Section 1.01(e) hereof (except that Weeks shall have reasonable access to such information and records to the extent necessary); and

          (f) All life insurance policies, and any related proceeds therefrom, issued on the life of Albert W. Buckley, Jr.

     Section 1.03.  Assumed Obligations.  Weeks hereby assumes, and agrees to
                    -------------------
pay, perform and discharge, those liabilities and obligations, and only those liabilities and obligations, expressly identified on Schedule 1.03, attached
                                                     -------------
hereto (the "Assumed Obligations").

     Section 1.04.  Excluded Liabilities.  Except for the Assumed Obligations,
                    --------------------
no obligation or liability of Buckley, whether or not relating to or arising out of the operation of the Operating Business, of any nature whatsoever (whether expressed or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), including without limitation, any obligations or liability of Buckley to any of its current or former employees, is being assumed by Weeks, nor shall Weeks be liable to pay, perform or discharge any such obligation or liability, nor shall any of property or assets being contributed to Weeks pursuant hereto be subject to any such obligation or liability. Buckley shall pay, perform, and discharge all of the Excluded Liabilities consistent with present practice.


                                  ARTICLE II

                                 CONSIDERATION

     Section 2.01.  Form and Amount of Consideration.  In consideration of
                    --------------------------------
Buckley's transfer and delivery of the Operating Business, Weeks does hereby issue and deliver to Buckley 20,000 limited partnership units in Weeks (the "Units"). Such Units shall be subject to the provisions of the Registration Rights and Lock-Up Agreement dated as of even date herewith and the provisions of the Second Amended and Restated Agreement of Limited Partnership of Weeks dated as of October 30, 1996, as amended by the First Amendment thereto dated as of even date herewith (the "First Amendment").

     Section 2.02.  Recalculation of Consideration.  For the purposes hereof,
                    ------------------------------
the "Brokerage Amount" means $500,000. If the cumulative net operating income for Weeks' third-party brokerage business in Nashville, Tennessee is less than sixty percent (60%) of the Brokerage Amount for the three (3) year period commencing on the Contribution Date and ending on the third anniversary thereof, then Buckley shall automatically surrender to Weeks for no consideration effective as of such third anniversary the number of such Units equal to the product of the total number of Units issued to Buckley on the Contribution Date pursuant to Section 2.01 times a fraction, the numerator of which is the amount by which sixty (60%) of the Brokerage Amount exceeds the cumulative net operating income actually achieved for such third-party brokerage business for such three (3) year period and the denominator of which is sixty (60%) of the Brokerage Amount. Net operating income for the third-party brokerage business for the relevant three (3) year period shall be determined in Weeks' reasonable discretion and shall be defined as gross operating revenues attributable to such business (excluding individual agent commissions) less direct expenses attributable to such business and less a reasonable allocation of general overhead. In computing the cumulative net operating income for Weeks' third-party brokerage business in Nashville for the foregoing purposes, any commission paid to Weeks by a third-party seller out of the sales proceeds for any land acquisition for Weeks' own account in a transaction in which a brokerage commission would otherwise be payable to a third-party broker shall be taken into account as part of Weeks' third-party brokerage income in Nashville, but limited to an aggregate of Ninety Thousand Dollars ($90,000) of net operating income attributable to commissions derived from Weeks' land acquisitions during such relevant three (3) year period.

     Section 2.03.  Minimum Consideration.  Notwithstanding the foregoing
                    ---------------------
provisions of Section 2.02 providing for the possible surrender of Units by Buckley depending upon the level of cumulative net operating income for Weeks' third-party brokerage business in Nashville, Buckley will be entitled to retain and not surrender to Weeks 8,000 Units (i.e., Units having an initial face value of Two Hundred Thousand Dollars ($200,000) at Twenty-Five Dollars ($25) per
Unit) issued to Buckley pursuant to this Agreement.

     Section 2.04.  The Closing.
                    -----------

          (a) The Contribution has occurred simultaneously with the execution and delivery hereof and shall commence at 9:00 a.m., EST, on the Contribution Date at the offices of Baker, Donelson, Bearman & Caldwell, Suite 1700 Union City Center, 511 Union Street, Nashville, Tennessee 37219, or at such other place as may be agreed by Buckley and Weeks (the "Closing").

          (b) At the Closing, Buckley has executed and delivered to Weeks the following:

               (i) Assignments, bills of sale or other documents or instruments of transfer, in form and substance reasonably acceptable to Weeks, to transfer to Weeks all tangible and intangible property included in the Operating Business; and

               (ii) Such other instruments or documents, in form and substance reasonably acceptable to Weeks, as may be necessary to effect the Closing or evidence the Contribution.

          (c) At the Closing, Weeks has entered into the Transaction Documents (as defined in the First Amendment) and delivered such other instruments and documents, in form and substance reasonably acceptable to Buckley, as may be necessary to effect the Closing or evidence the Contribution.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF BUCKLEY

     Section 3.01.  Organization; Authority.  Buckley is a corporation duly
                    -----------------------
formed, validly existing and in good standing under the laws of the State of Tennessee and has all the necessary power and authority to enter into and perform its obligations under this Agreement. Albert W. Buckley, Jr. is the sole shareholder of Buckley and possesses all necessary power and authority to control the actions of Buckley.

     Section 3.02.  Due Authorization; Binding Agreement.  The execution,
                    ------------------------------------
delivery and performance of this Agreement by Buckley has been duly and validly authorized by all necessary action of Buckley. This Agreement has been duly executed and delivered by Buckley and constitutes a legal, valid and binding obligation of Buckley, enforceable against Buckley in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

     Section 3.03.  Governmental Consents.  Except as has been obtained or is
                    ---------------------
being effected as part of the consummation of the transactions contemplated by this Agreement, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by Buckley in connection with the execution, delivery and performance of this Agreement.

     Section 3.04.  Other Consents.  Except for waivers and consents that
                    --------------
have been obtained prior to the date hereof, and except as would not have a material adverse effect on the Operating Business, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which Buckley is a party, or, by which Buckley is bound, is required in connection with the execution, delivery or performance by Buckley of this Agreement or the consummation of the transactions provided for herein.

     Section 3.05.  No Violation.  Except for waivers and consents that have
                    ------------
been obtained prior to the date hereof, none of the execution, delivery and performance of this Agreement by Buckley does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of Buckley, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Buckley or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which Buckley is a party or by which it is bound or to which any of its assets is subject, except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on the Operating Business, or (ii) result in the creation of any lien or other encumbrance upon the Operating Business, except as may be contemplated by this Agreement, and except as would not have a material adverse effect on the Operating Business.

     Section 3.06.  Compliance with Laws.  Buckley has complied with all laws
                    --------------------
applicable to the conduct of the business of Buckley and to the ownership, use and operation of the Operating Business and has obtained all licenses and permits required for the conduct thereof, except where the failure to so comply or obtain will not have a material adverse effect on the Operating Business. To Buckley's knowledge, such licenses and permits are in full force and effect, Buckley has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and Buckley has not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the Operating Business, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action will not have a material adverse effect on the Operating Business.

     Section 3.07.  Absence of Undisclosed Liabilities and Contractual
                    --------------------------------------------------
Obligations.  The consummation of the transactions effected hereby will not
-----------
subject Weeks or any of its assets, including, without limitation, those contributed pursuant hereto, to any liability or obligation whatsoever, except for the Assumed Obligations.

     Section 3.08.  Contracts in Force.  Each of the agreements related to
                    ------------------
the Operating Business are valid and binding and in full force and effect, enforceable against the parties thereto in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equitable principles).
To Buckley's knowledge, no other party to any of the contracts being transferred pursuant to this Agreement is in default under such contract in any material respect. The contracts being transferred pursuant to this Agreement constitute all of the agreements which are related to the Operating Business.

     Section 3.09.  Litigation.  There are no claims, actions, suits,
                    ----------
proceedings or investigations pending, or, to Buckley's knowledge, threatened, before any court, governmental unit, agency, arbitrator or other forum or tribunal with respect to the Operating Business (including, without limitation, by any current or former employee of Buckley).

     Section 3.10.  Financial Status.  Buckley is solvent, has not made a
                    ----------------
general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Buckley filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Buckley, nor is any such proceeding to Buckley's knowledge threatened or contemplated.

     Section 3.11.  Taxes.  Buckley has filed in a timely manner all tax
                    -----
returns required to be filed by it or on its behalf. All such tax returns are true, correct and complete in all material respects, and taxes due with respect to such tax returns have been timely paid in full.

     Section 3.12.  Employee Benefits.
                    -----------------

          (a)  Definition of Benefit Plans.  For purposes of this Section 3.12,
               ---------------------------
     the term "Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which Buckley provides benefits or compensation to or on behalf of employees or former employees of Buckley, whether formal or informal, and whether written or not written.

          (b)  Documentation.  Buckley has made available to Weeks a true and
               -------------
     complete copy of the all documents relating to any such Benefit Plan.

          (c)  Compliance; Legal Actions.  Each Benefit Plan maintained by
               -------------------------
     Buckley has been maintained, by its terms and in operation, in all material respects in accordance with all applicable laws. There are no actions, audits, suits or claims known to Buckley which are pending or, to the knowledge of the Buckley, threatened against any Benefit Plan or against the assets of any of the Benefit Plans.

          (d)  Funding.  Buckley has made full and timely payment of all amounts
               -------
     required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. The assets of all Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are in all material respects properly and accurately reported on the financial statements and records of Buckley. Buckley does not owe any deferred compensation or commission to any person as of the Contribution Date.

          (e)  Liabilities.  Buckley is not subject to any material liability,
               -----------
     tax or penalty whatsoever with respect to any Benefit Plan.

     Section 3.13.  Title to Assets.   Buckley is the sole owner of and holds
                    ---------------
good, valid and marketable title to all of the assets being transferred to Weeks pursuant to this Agreement, free and clear of any and all claims, lines, pledges, security interests, and other encumbrances of any kind.

     Section 3.14.  Investment.
                    ----------

           (a) Buckley is acquiring the Units for its own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any of the Units in violation of the Securities Act.

           (b) Buckley is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

           (c) Buckley understands that the Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the nature of the investment intent and the accuracy of such Buckley's representations as expressed herein.

     Section 3.15.  Access to Data.  Buckley has had an opportunity to discuss
                    --------------
Weeks' business, management and financial affairs with Weeks' management and has had an opportunity to review Weeks' financial records.

     Section 3.16.  No Public Market.  Buckley understands and acknowledges that
                    ----------------
no public market now exists for any of the securities issued by Weeks and that there can be no assurance that a public market will ever exist for the Units.

     Section 3.17.  Experience; Risk.  Buckley has such knowledge and experience
                    ----------------
in financial and business matters that Buckley is capable of evaluating the merits and risks of the purchase of the Units pursuant to this Amendment and of protecting the Buckley's interests in connection herewith.


                                 ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WEEKS

     Section 4.01.  Organization; Authority.  Weeks is a limited partnership
                    -----------------------
duly formed, validly existing and in good standing under the laws of the State of Georgia and has all the necessary power and authority to enter into and perform its obligations under this Agreement.

     Section 4.02.  Due Authorization; Binding Agreement.  The execution,
                    ------------------------------------
delivery and performance of this Agreement by Weeks has been duly and validly authorized by all necessary action of Weeks. This Agreement has been duly executed and delivered by Weeks and constitutes a legal, valid and binding obligation of Weeks, enforceable against Weeks in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

     Section 4.03.  No Violation.  None of the execution, delivery and
                    ------------
performance of this Agreement by Weeks does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of Weeks, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Weeks or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which such Weeks is a party or by which it is bound or to which any of its assets is subject, except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on Weeks, or (ii) result in the creation of any lien or other encumbrance upon the assets of Weeks, except as may be contemplated by this Agreement, and except as would not have a material adverse effect on Weeks or its assets.

     Section 4.04.  Litigation.  There are no claims, actions, suits,
                    ----------
proceedings or investigations pending, or, to Weeks' knowledge, threatened, before any court, governmental unit, agency, arbitrator or other forum or tribunal with respect to the assets of Weeks which would have a material adverse effect on the assets of Weeks.

     Section 4.05.  Governmental Consents.  Except as has been obtained or is
                    ---------------------
being effected as part of the consummation of the transactions contemplated by this Agreement, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by Weeks in connection with the execution, delivery and performance of this Agreement.

     Section 4.06.  Other Consents.  Except for waivers and consents that
                    --------------
have been obtained prior to the date hereof, and except as would not have a material adverse effect on Weeks, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which Weeks is a party, or, by which Weeks is bound, is required in connection with the execution, delivery or performance by Weeks of this Agreement or the consummation of the transactions provided for herein.

     Section 4.07.  Compliance with Laws.  Weeks has complied with all laws
                    --------------------
applicable to the conduct of the business of Weeks and has obtained all licenses and permits required for the conduct thereof, except where the failure to so comply or obtain will not have a material adverse effect on Weeks. To Weeks' knowledge, such licenses and permits are in full force and effect, Weeks has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and Weeks has not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with its business, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action will not have a material adverse effect on Weeks.

     Section 4.08.  Absence of Undisclosed Liabilities and Contractual
                    --------------------------------------------------
Obligations.  The consummation of the transactions effected hereby will not
-----------
subject Weeks or any of its assets, to any liability or obligation whatsoever, except for those which would not have a material adverse effect on Weeks.

     Section 4.09.  Financial Status.  Weeks is solvent, has not made a
                    ----------------
general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Weeks filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Weeks, nor is any such proceeding to Weeks's knowledge threatened or contemplated.

     Section 4.10.  Taxes.  Weeks has filed in a timely manner all tax returns
                    -----
required to be filed by it or on its behalf. All such tax returns are true, correct and complete in all material respects, and taxes due with respect to such tax returns have been timely paid in full.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     Section 5.01.  Further Assurances.  In addition to the actions, contracts
                    ------------------
and other agreements and documents and other papers specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contribution.

     Section 5.02.  Employee Matters.  Weeks is entitled to offer employment to
                    ----------------
any and all active employees of Buckley, and Buckley shall in no way hinder or impede Weeks from soliciting the employment of any employee of Buckley. Nothing contained herein is intended to limit Weeks's ability to terminate or modify the terms of employment of any active employee of Buckley who accepts employment with Weeks. Buckley shall be obligated to discharge and satisfy all obligations, liabilities, demands, claims, assessments and expenses related to any employee of Buckley which accrued prior to the Contribution Date, and Weeks shall have no liability whatsoever in that connection. After the Contribution Date, Weeks shall be obligated to discharge and satisfy all obligations, liabilities, demands, claims, assessments and expenses which relate to any facts or circumstances first occuring on or after the Contribution Date related to those employees of Buckley which Weeks decides to employ, and Buckley shall have no liability whatsoever in that connection.


                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.01.  Survival; Reliance.  The representations, warranties,
                    ------------------
covenants and agreements made by each of the parties hereto shall survive until the third anniversary of the Contribution Date, and each party hereto has the right to fully rely on the representations, warranties, covenants and agreements made by the other party.

     Section 6.02.  Indemnification.  In the event that a party breaches any
                    ---------------
representation, warranty, covenant or agreement contained herein, such breaching party agrees to indemnify and hold harmless the non-breaching party from all liabilities, demands, claims, actions, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by the non-breaching party as result of such breach. The sole recourse of Weeks with respect to breaches of representations and warranties made by Buckley shall be against the Units issued pursuant to this Agreement, and Buckley shall have no personal liability with respect thereto. With respect to indemnification claims under this Section 6.02, each of the parties hereto agrees to be governed by the notice provisions contained in paragraph 11(b) of the First Amendment.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.01.  Proration of Income and Expense.  The parties hereto have
                    -------------------------------
expressly determined to apportion all items of income and expense associated with or related to the Operating Business as of the Contribution Date.

     Section 7.02.  Fees and Expenses; Transfer Taxes.  Fees and expenses
                    ---------------------------------
incident to the negotiation, preparation and execution of this Agreement and the performance of the Contribution (including attorneys', accountants', financial advisors' and other advisors' fees and disbursements) shall be borne by the party incurring the expense.

     Section 7.03.  Notices.  Any notice or other communication required or
                    -------
that may be given hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or if mailed, three days after the date of mailing, as follows:

        (i)    If to Weeks:

               Weeks Realty, L.P.
               4497 Park Drive
               Norcross, Georgia 30093
               Attention: Thomas D. Senkbeil
                       Vice Chairman and Chief Investment Officer

               with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Attention: William B. Fryer, Esq.

        (ii)   If to Buckley:

               1410 Donelson Pike, Suite A-5
               Nashville, Tennessee 37217
               Attention:  Mr. Albert W. Buckley, Jr.

     Section 7.04.  Entire Agreement.  This Agreement and the Transaction
                    ----------------
Documents (as defined in the First Amendment) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior contracts, agreements undertakings and understandings, express or implied, written or oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     Section 7.05.  Waivers and Amendments.  This Agreement may be amended,
                    ----------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto.

     Section 7.06.  Governing Law.  This Agreement shall be governed by, and
                    -------------
construed and enforce in accordance with and subject to, the laws of the State of Tennessee, without regard to principles of conflicts of law.

     Section 7.07.  Binding Effect; Benefit.  This Agreement shall inure to
                    -----------------------
the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 7.08.  No Assignment.  This Agreement is not assignable (by
                    -------------
operation of law or otherwise) without the prior written consent of the other party.

     Section 7.09.  Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and same instrument.

     Section 7.10.  Headings.  The headings in this Agreement are for
                    --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                BUCKLEY & COMPANY REAL ESTATE,   INC.



                                By: ___________________________
                                    Name:
                                    Title:



                                WEEKS REALTY, L.P.


                                By:    Weeks GP Holdings, Inc.
                                     a Georgia corporation, its
                                       Sole General Partner


                                       By: ______________________
                                           Name:
                                           Title:

                                SCHEDULE 1.02(D)
                                ----------------


                         [Schedule of personal effects]

                                 SCHEDULE 1.03
                                 -------------


                           [Schedule of liabilities]

                                      -15-